SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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SIFCO Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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PROXY STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
PROPOSAL TO ELECT SIX (6) DIRECTORS
STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND NOMINEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTING FEES AND SERVICES
PROPOSAL FOR APPROVAL OF DESIGNATION OF AUDITORS
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
OTHER MATTERS
Exhibit A
Exhibit B

SIFCO Industries, Inc.

970 East 64th Street, Cleveland, Ohio 44103

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

     The 2005 Annual Meeting of Shareholders of SIFCO Industries, Inc. will be held in the National City Bank meeting rooms A & B (4th floor) of the National City Center Annex Building, 1900 East 9th Street, Cleveland, Ohio, on January 25, 2005 at 10:30 a.m., to consider and vote upon proposals to:

1.	Elect six (6) directors for one-year terms expiring at the 2006 Annual Meeting.

2.	Ratify the designation of Grant Thornton LLP as the independent auditors of the Company.

3.	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Shares at the close of business on December 3, 2004 will be entitled to receive notice of and vote at the meeting.

     The Company’s Annual Report for the fiscal year ended September 30, 2004 is included with this Notice.

     By order of the Board of Directors.

SIFCO Industries, Inc.

December 17, 2004	Carolyn J. Buller, Secretary

     Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are present and vote in person at the meeting, your proxy will not be used.

SIFCO Industries, Inc.

970 East 64th Street, Cleveland, Ohio 44103
December 17, 2004

PROXY STATEMENT

General Information

     The proxy that accompanies this statement is solicited by the board of directors of SIFCO Industries, Inc. (the “Company”) for use at the 2005 Annual Meeting of the Shareholders of the Company to be held January 25, 2005, or at any adjournment thereof. This proxy statement was first mailed on December 17, 2004 to shareholders of record on December 3, 2004.

     Any shareholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing before or at the 2005 Annual Meeting. However, the mere presence at the 2005 Annual Meeting of the shareholder granting a proxy does not revoke the proxy. Unless revoked by notice as above stated, the shares represented by valid proxies will be voted on all matters to be acted upon at the 2005 Annual Meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions will be deemed to be present for the purpose of determining a quorum for the 2005 Annual Meeting, but will be deemed not voting on the issues or matters as to which abstention is applicable. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the auditors. Broker non-votes will not affect the outcome of any matter for which the 2005 Annual Meeting is called.

     The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such brokers, custodians, nominees or fiduciaries, who will be reimbursed by the Company for their expenses in so doing.

OUTSTANDING SHARES AND VOTING RIGHTS

     The record date for determining shareholders entitled to vote at the 2005 Annual Meeting is December 3, 2004. As of October 31, 2004, the outstanding voting securities of the Company were 5,172,733 Common Shares. Each Common Share, exclusive of treasury shares, has one vote. The Company held 35,000 Common Shares in its treasury on the record date. The holders of a majority of the Common Shares of the Company issued and outstanding, present in person or by proxy, shall constitute a quorum for the purposes of the 2005 Annual Meeting.

     The table below names the persons who are known by the Company to be the beneficial owners of more than 5% of its outstanding Common Shares as of October 31, 2004, the number of such Common Shares beneficially owned by, or held in trust for, each such person (including their spouses and children who live with them, if any) and the percentage of the outstanding Common Shares, which that number of shares constitutes.

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership		of Class
Ms. Janice Carlson and Mr. Charles H. Smith, III	2,004,074	(1)	38.74%
Trustees, Voting Trust Agreement
970 E. 64th Street
Cleveland, Ohio 44103

Dimensional Fund Advisors, Inc.	274,965	(2)	5.32%
1299 Ocean Avenue
Santa Monica, CA 90401

(1)	As of October 31, 2004, Janice Carlson and Charles H. Smith, III owned, as Trustees, 2,004,074 Common Shares of the Company, such Common Shares having been deposited with them or their predecessors, as Trustees, under a Voting Trust Agreement entered into as of February 1, 1997 and extended to January 31, 2007. The Trustees under the Voting Trust Agreement share voting control with respect to all such Common Shares, and may be contacted at the above noted address. Mrs. G. D. Gotschall beneficially owns 500,472 shares (9.68%) of the Company, which shares are subject to the Voting Trust Agreement. The Estate of Mr. C. H. Smith, Jr. beneficially owns 539,836 shares (10.44%) of the Company, which shares are subject to the Voting Trust Agreement. The executors and beneficiaries of the estate have, subject to the terms of the Voting Trust Agreement, voting power and investment power with respect to the shares held by the estate.

(2)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the “Portfolios.”) In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 274,965 Common Shares of SIFCO Industries, Inc. as of October 31, 2004. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

PROPOSAL TO ELECT SIX (6) DIRECTORS

     Six (6) directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The six (6) nominees receiving the most votes will be elected as directors for 2005.

     Although the Company does not contemplate that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is currently intended that the remaining directors will, by the vote of a majority of their number, designate a different nominee for election to the Board at the 2005 Annual Meeting.

Nominees for election to the board of directors

Jeffrey P. Gotschall, 56, director of the Company since 1986, Chairman of the Board since 2001, and Chief Executive Officer of the Company since 1990. Mr. Gotschall previously served the Company from 1989 to 2002 as President, from 1986 to 1990 as Chief Operating Officer, from 1986 through 1989 as Executive Vice President and from 1985 through 1989 as President of SIFCO Turbine Component Services.

Hudson D. Smith, 53, director of the Company since 1988. Mr. Smith has been Treasurer of the Company since 1983 and Executive Vice President since September 2003. Mr. Smith previously served as President of SIFCO Forge Group from 1998 through August 2003, Vice President and General Manager of SIFCO Forge Group from 1995 through 1997, General Manager of SIFCO Forge Group’s Cleveland Operations from 1989 through 1995 and General Sales Manager of SIFCO Forge Group from 1985 through 1989.

Michael S. Lipscomb, 58, director of the Company since 2002. Mr. Lipscomb has been Chairman, President and Chief Executive Officer of Argo-Tech Corporation since 1994. Mr. Lipscomb joined TRW’s corporate staff in 1981 and was appointed Director of Operations for the Power Accessories Division in 1985. He was named Vice President of Operations when Argo-Tech was formed in 1986, becoming Executive V.P and Chief Operating Officer in 1988, President in 1990 and Chairman in 1994. Mr. Lipscomb has served as a director of Argo-Tech and AT Holdings Corporation since 1990. He also serves on the board of Ruhlin Construction Company and is a board member of the Aerospace Industries Association and General Aviation Manufacturer’s Association.

P. Charles Miller, Jr., 66, director of the Company since 2002. Mr. Miller is the Chairman and CEO of Duramax Marine LLC. Prior to acquiring Duramax Marine in 1999, he served as President, CEO and director of Duramax, Inc. since 1982. Mr. Miller continues to serve as a director of Duramax, Inc., and serves on the Board of Advisors of Custom Rubber Corporation and the Atlas Steel Products Company. He also serves on the boards of numerous not-for-profit organizations.

Alayne L. Reitman, 40, director of the Company since 2002. Ms. Reitman currently serves as a Trustee for the Cleveland Foundation and Hawken School, where she is also Assistant Treasurer. She previously served from 1999 to 2001 as President of Embedded Planet, a high-tech start-up company; from 1993 to 1998 as Vice President and Chief Financial Officer of The Tranzonic Companies, Inc.; and from 1991 to 1993 as Senior Financial Analyst for American Airlines.

J. Douglas Whelan, 65, director of the Company since 1995. Mr. Whelan retired in 1999 from his positions as President, Chief Operating Officer and director of Wyman-Gordon Company, North Grafton, Massachusetts. He previously served from 1994 through 1997 as President of Wyman-Gordon Forgings, Houston, Texas and from 1989 through 1994, as Vice President of Operations for the Cameron Forged Products Division of Cooper Industries, Houston, Texas. From 1965 to 1989, Mr. Whelan served in a variety of executive, technical and management positions with Cameron Iron Works, Houston, Texas.

STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth as of October 31, 2004, the number of Common Shares of the Company beneficially owned by each director and officer and all directors and officers as a group, according to information furnished to the Company by such persons:

	Amount and Nature of
Name	Beneficial Ownership (1)	Percent of Class
Timothy V. Crean (1)	212,743	4.11%
Hudson D. Smith (1)(2)(3)(4)	142,764	2.76%
Jeffrey P. Gotschall (1)(2)(3)(4)	136,100	2.63%
Frank A. Cappello (1)	23,500	*
J. Douglas Whelan	8,000	*
P. Charles Miller, Jr.	2,700	*
Alayne L. Reitman	1,100	*
Michael S. Lipscomb	600	*

All Directors and Officers as a Group (9 persons)	537,007	10.38%

     *Common Shares owned are less than one percent of class.

(1)	Unless otherwise stated below, the shares owned are owned of record by that person who has sole voting and investment power as to those shares. A portion of the total number of shares for the following persons and group represents shares which could be acquired within 60 days (February 15, 2005) of the date of this Proxy Statement by exercise of stock options: Mr. T. V. Crean, 138,750 shares; Mr. J. P. Gotschall, 7,500 shares; Mr. H. D. Smith, 7,500 shares; Mr. F. A. Cappello, 22,500 shares; and all directors and officers as a group, 185,000 shares.

(2)	Includes in the cases of Mr. J. P. Gotschall and Mr. H. D. Smith shares owned by their spouses and any minor children or in trust for them, their spouses and their lineal descendants.

(3)	Includes Voting Trust Certificates issued by the aforementioned (see page 2) Voting Trust representing an equivalent number of Common Shares held by such Trust as follows: Mr. J. P. Gotschall — 128,600; and Mr. H. D. Smith — 133,823.

(4)	Mr. J. P. Gotschall and Mr. H. D. Smith are cousins.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities and Exchange Commission Act of 1934 requires the Company’s officers and directors, and persons who own more than ten (10) percent of a registered class of Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten (10) percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during, or with respect to, 2004, no director, officer, beneficial owner of more than ten (10) percent of its outstanding common stock or any other person subject to Section 16 (a) of the Exchange Act failed to file on a timely basis during 2004 any reports required by 16 (a) of the Exchange Act, except that two (2) officers made single late filings with respect to stock option awards granted in fiscal 2004.

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company’s Board of Directors held four (4) regularly scheduled meetings during the last fiscal year. The Board of Directors’ standing committees are the Audit, Compensation, and Governance Committees. During fiscal 2004 each director attended at least 75% of the total number of meetings of the Board and the Committees on which he or she served. SIFCO’s independent directors meet at each regularly scheduled board meeting.

     The functions of the Audit Committee are to select, subject to shareholder ratification, the Company’s independent auditor; to approve all non-audit related services performed by the Company’s independent auditor; to determine the scope of the audit; to discuss any special problems that may arise during the course of the audit; and to review the audit and its findings for the purpose of reporting to the board of directors. The members of the Audit Committee are all independent directors as defined in Section 121A of The AMEX Listing Standards, Policies and Requirements. Each member of the Audit committee is financially literate with at least one experienced in finance and accounting. The Audit Committee, currently composed of M. S. Lipscomb (Chairperson), A. L. Reitman, P. C. Miller, Jr. and J. D. Whelan, held three (3) meetings during the last fiscal year. A copy of the Audit Committee Charter that was filed with the Securities and Exchange Commission on December 13, 2002 and was amended in July 2004 is attached to this Proxy Statement as Exhibit A.

     The function of the Compensation Committee is to review and recommend the compensation of directors and officers of the Company, including the granting of stock options and the number of shares that should be subject to each option so granted. The Compensation Committee, currently composed of J. D. Whelan (Chairperson), M. S. Lipscomb, A. L. Reitman and P. C. Miller, Jr., held three (3) meetings during the last fiscal year.

     The function of the Governance Committee is to recommend candidates for the board of directors and address issues relating to senior management performance and succession, and to the composition and procedures of the board. The Governance Committee is currently composed of M. S. Lipscomb, A. L. Reitman, J. D. Whelan and P. C. Miller, Jr. The members of the Governance Committee are all independent directors as defined in Section 121A of the AMEX Listing Standards, Policies and Requirements. The Governance Committee did not hold any formal meetings during the last fiscal year; however, its function was fulfilled during sessions of the full board of directors. The Committee’s charter is attached hereto as Exhibit B. In its role as the nominating body for the Board, the Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by shareholders), conducts interviews and makes formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, the Governance Committee considers a variety of factors, including skills, independence, background, experience, diversity and compatibility with existing board members. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors, as it deems appropriate in the best interests of the Company and its shareholders.

     The Governance Committee will consider shareholder nominations for directors at any time. Any shareholder desiring to have a nominee considered by the Governance Committee should submit such recommendation in writing to a member of the Governance Committee or the Secretary of the Company, c/o SIFCO Industries, Inc., 960 East 64th Street, Cleveland, OH 44103. The recommendation letter should include the shareholder’s own name, address and the number of shares owned and the candidate’s name, age, business address, residence address, and principal occupation, as well as the number of shares the candidate owns. The letter should provide all of the information that would need to be disclosed in the solicitation of proxies for the election of directors under Federal securities laws. Finally, the shareholder should also submit the recommended candidate’s written consent to be elected and commitment to serve if elected. SIFCO may also require a candidate to furnish additional information regarding his or her eligibility and qualifications.

     In fiscal 2004, each director (other than directors who are employed by the Company) received an annual retainer fee of $12,000 and an attendance fee of $1,000 per Board meeting, $1,000 per Committee meeting for meetings held on a day other than the day of a Board meeting and $500 per Committee meeting for meetings held on the day of a Board meeting. Committee chairpersons received an additional $2,000 annual retainer for such service.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation received for each of the three previous fiscal years by the Company’s Chief Executive Officer and three other executive officers of the Company:

Summary Compensation Table

		Annual		Long Term
		Compensation		Compensation
				Restricted
				Stock		All Other
Name &				Awards	Option	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($) (1)	Awards	($) (2)
Jeffrey P. Gotschall	2004	180,000	11,000	-0-	-0-	-0-
Chairman & CEO	2003	240,000	-0-	-0-	-0-	5,460
	2002	238,326	-0-	-0-	5,000	3,120

Timothy V. Crean	2004	208,626	24,000	-0-	-0-	-0-
President & COO	2003	185,095	-0-	-0-	-0-	-0-
	2002	190,000	60,000	202,500	7,500	-0-

Hudson D. Smith,	2004	110,000	-0-	-0-	-0-	5,875
Executive Vice President & Treasurer	2003	113,376	7,500	-0-	-0-	3,410
	2002	111,684	2,320	-0-	5,000	1,320

Frank A. Cappello	2004	141,000	43,000	-0-	10,000	5,967
Vice President & CFO	2003	143,965	10,000	-0-	-0-	4,298
	2002	141,004	-0-	-0-	10,000	1,680

(1)	All restricted shares are valued by multiplying the number of shares granted by the closing price on the grant date, minus any consideration paid by the named executive. On July 30, 2002 the Company granted named executive 50,000 restricted shares, on which date the Company’s common shares closed at $4.05 per share. No monetary consideration will be contributed by officer for the restricted shares. The restricted shares have a vesting rate of 25% per year beginning on the first anniversary date of the grant. The market value of the 50,000 restricted shares at September 30, 2004 was $167,500 based on the closing price for Company’s common shares of $3.35. Restricted shares shall be entitled to receive dividends.

(2)	Represents amounts contributed by the Company as matching contributions with respect to U.S. employees pursuant to the SIFCO Industries, Inc. Employees’ Thrift Plan, a defined contribution plan. Under the Plan, as amended April 1, 2003, the Company matches 50% of the first 10% of participating employee compensation contributed to the Plan. Employees become vested in those amounts contributed by the Company at varying percentages prior to achieving three full years of service, at which time they become 100% vested.

Option Grants

     For each individual named in the Summary Compensation Table, set forth below is information on grants of stock options, pursuant to the Company’s 1998 Long-Term Incentive Plan, during the fiscal year ended September 30, 2004.

Potential Realizable
Value at Assumed
Annual Rates of Stock
Price Appreciation for
Individual Grants					Option Term
	Options/	% of Total Options	Exercise
	SARS	Granted to	or Base
	Granted	Employees in Fiscal	Price	Expiration
Name	#	Year	($/Share)	Date	5% ($)	10% ($)
Jeffrey P. Gotschall	-0-	-0-	-0-	N/A	-0-	-0-
Timothy V. Crean	-0-	-0-	-0-	N/A	-0-	-0-
Frank A. Cappello	10,000	14.9%	$3.50	11/4/2013	$22,011	$55,781
Hudson D. Smith	-0-	-0-	-0-	N/A	-0-	-0-

Option Exercises and Fiscal Year-End Values

     For each individual named in the Summary Compensation Table, set forth below is information relating to such person’s exercise of stock options during the fiscal year ended September 30, 2004 and ownership of unexercised stock options at September 30, 2004.

			Number of Securities		Value of Unexercised in
			Underlying Unexercised		the Money Options at
	Share Acquired on	Value	Options at Year-End		Fiscal Year-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey P. Gotschall	-0-	-0-	16,250	3,750	-0-	-0-
Timothy V. Crean	-0-	-0-	136,250	6,250	-0-	-0-
Frank A. Cappello	-0-	-0-	17,500	17,500	-0-	-0-
Hudson D. Smith	-0-	-0-	12,250	3,750	-0-	-0-

Defined Benefit Pension Plans

     The amounts stated in the foregoing Summary Compensation Table do not include amounts paid by the Company for purposes of funding the Company’s non-contributory pension plan. Mr. J. P. Gotschall, Mr. F. A. Cappello, and Mr. H. D. Smith participate on the same basis as other salaried employees in a qualified, non-contributory pension plan known as SIFCO Industries, Inc. Salaried Retirement Plan (the “Retirement Plan”). Mr. T. V. Crean participates in the SIFCO Turbine Components Limited Pension Plan (the “STCL Plan”), which is described later in this section.

     The Summary Compensation Table on page 7 includes both base salary and incentive compensation. Benefits payable under the Retirement Plan are calculated using only base salary. Under the terms of the Retirement Plan, as amended March 1, 2003 to cease the accrual of future retirement benefits as of that date, the amount of normal annual retirement benefit payable to a participating employee is generally based upon (i) years of service with the Company prior to normal retirement date but limited to service through March 1, 2003, (ii) “final average earnings” (average base salary during the 60 consecutive month period, within the 120 month period preceding March 1, 2003, during which the total amount of base salary was the highest), and (iii) average Social Security covered compensation. For an employee retiring with 25 years of service or less as of March 1, 2003, the benefit is equal to 2.144% of final average earnings minus .625% of average Social Security covered compensation multiplied by years of service up to 25 years. If an employee has more than 25 years of service as of March 1, 2003, the benefit is increased by 1.25% of final average earnings multiplied by his years of service in excess of 25 years. The amount so determined is payable in the form of a single life annuity or a lump sum payment. Under the Internal Revenue Code, the maximum annual benefit payable under the Retirement Plan to covered employees is limited to $165,000 per year for 2004. In addition, the maximum amount of final average earnings used to compute benefits under the Retirement Plan is limited by the Internal Revenue Code. Therefore, in response to such limitations, the Company established a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide covered employees with a benefit amount equal to what they would have been entitled to receive under the Retirement Plan, as of March 1, 2003, if no such limitations existed.

     The estimated annual retirement benefit under the combined plans for each participant is based upon the base salary at March 1, 2003, the date on which benefits under the Retirement Plan and SERP ceased to accrue for all participants. The following table shows estimated combined annual benefits payable upon retirement under the Retirement Plan and the SERP:

Years of Service

Remuneration	15	20	25	30	35	40	45
$50,000	12,382	16,510	20,637	23,762	26,887	30,012	33,137
75,000	20,422	27,230	34,037	38,724	43,412	48,099	52,787
100,000	28,462	37,950	47,437	53,687	59,937	66,187	72,437
150,000	44,542	59,390	74,237	83,612	92,987	102,362	111,737
200,000	60,622	80,830	101,037	113,537	126,037	138,537	151,037
250,000	76,702	102,270	127,837	143,462	159,087	174,712	190,337
300,000	92,782	123,710	154,637	173,387	192,137	210,887	229,637

     The payments by the Company to fund the benefits under the Retirement Plan and SERP are actuarially determined. The estimated annual benefits payable upon retirement and projected years of credited service through March 1, 2003, the date on which benefits under the Plan ceased to accrue for all participants, are as follows: Mr. J. P. Gotschall — $132,598 (29.7 years); Mr. F. A. Cappello — $7,755 (3.1 years); and Mr. H. D. Smith — $53,399 (28.9 years). Total pension expense related to the Retirement Plan and SERP for fiscal year 2004 was $109,334.

     Mr. T. V. Crean participates in the STCL Plan. This is a contributory plan for employees of the Company’s Irish subsidiary, SIFCO Turbine Components Limited (“STCL”). Under the STCL Plan, the employee and STCL each pay 50% of retirement benefits. Other costs such as life insurance are borne by STCL.

     Under the terms of the STCL Plan, the amount of normal annual retirement benefits payable to a participating employee is generally based upon years of service with STCL prior to normal retirement date, “final pensionable salary” (average basic salary during the period of 36 consecutive months preceding retirement) and average government pension. The benefit is 1/60th of final pensionable salary for each year of service, subject to a maximum of 40 years, minus 1½ times the single person’s annual rate of government retirement pension. Years of service for senior managers who will have completed at least ten years service may be augmented. The additional cost is paid by STCL.

     The payments by STCL and employees to fund the benefits under the STCL Plan are actuarially determined. The current dollar value of estimated annual benefits payable (in Euros) upon retirement and projected years of credited service to retirement for Mr. T. V. Crean is $163,517 (40 years). Total pension expense for the Retirement Plan for fiscal year 2004 was $413,474.

Change in Control Agreements

     During fiscal 2000 and 2002, the Company entered into agreements with certain key executives of the Company in order to protect the Company and such key executives in the event of a change in control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of these executives to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of the Company. To that end, the Change in Control Agreements obligate the Company to provide certain severance benefits, described below, to any of these officers whose employment is terminated under certain circumstances. Such benefits for Mr. J. P. Gotschall, Mr. T. V. Crean, Mr. H. D. Smith and Mr. F. A. Cappello include a payment equal to a maximum of 200% of the employee’s annual compensation, continuation of insurance coverage for up to 24 months following termination, and accelerated vesting of existing stock options and certain retirement benefits.

REPORT OF THE COMPENSATION COMMITTEE

     The Company’s compensation of its executive personnel has three components: base salary, cash incentive compensation and stock-based compensation (stock options and restricted shares).

     Based on a consideration of CEO salaries in manufacturing companies of comparable size, and in view of uncertainty in the aerospace industry and the Company’s recent performance relative to such uncertainty, Mr. Gotschall’s annual salary was adjusted to $180,000 in July 2003, which reflected a temporary reduction of $60,000 in his annual salary. Mr. Gotschall received a cash incentive of $11,000 for fiscal 2004 for achieving certain defined asset realignment objectives.

     The Company has incentive plans for each business unit and for the corporate headquarters staff. In general, certain members of the business units share in compensation pools equal to 10% of the unit’s operating profits, subject to certain adjustments and members of the corporate staff may earn incentives from a pool equal to up to 10% of profits before tax, subject to certain adjustments.

     During fiscal 2004, options on 67,000 shares were awarded to participants in the Company’s 1998 Long-Term Incentive Plan, including awards of 10,000 shares to Mr. F. A. Cappello.

Compensation Committee
J. Douglas Whelan, Chairperson
Michael S. Lipscomb
P. Charles Miller, Jr.
Alayne L. Reitman

PERFORMANCE GRAPH

     Set forth below is a graph comparing the price performance of the Company’s Common Shares to the price performance of the S&P Composite – 500 Stock Index and the S&P Aerospace/Defense Group. The graph assumes that the value of the investment in the Common Shares, the S&P Composite – 500 Stock Index and the S&P Aerospace/Defense Group was $100 on September 30, 1999.

COMPARISON OF FIVE-YEAR RETURN PERFORMANCE OF
SIFCO INDUSTRIES, INC., S&P 500 INDEX
AND S&P AEROSPACE/DEFENSE GROUP

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviewed and discussed the audited financial statements of the Company, for the fiscal year ended September 30, 2004, with the Company’s management and with the Company’s independent certified public accountants, Grant Thornton LLP. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 certifying the firm’s independence and the Audit Committee discussed the independence of Grant Thornton LLP with that firm.

     Effective May 2000, and as amended in July 2004, the Audit Committee and the Board of Directors of the Company adopted a written charter.

     Based upon the Audit Committee’s review and discussion noted above, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

Audit Committee
Michael S. Lipscomb, Chairperson
P. Charles Miller, Jr.
Alayne L. Reitman
J. Douglas Whelan

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

     Fees paid or payable to Grant Thornton LLP for the audits of the annual financial statements included in the Company’s Forms 10-K and for the reviews of the financial statements included in the Company’s Forms 10-Q for the years ended September 30, 2004 and 2003 were $150,000 in each year. The Audit Committee has sole responsibility for determining whether and under what circumstances SIFCO’s independent auditors may be engaged to perform audit-related services and must pre-approve any non-audit related service performed by the independent auditors.

Audit-related Fees

     There were no such fees paid during 2004 or 2003 to Grant Thornton LLP, for products or services other than the professional services described above.

Tax Fees

     There were no such fees paid during 2004 or 2003 to Grant Thornton LLP for professional services other than those described above.

All Other Fees

     There were no such fees paid during 2004 or 2003 to Grant Thornton LLP, for products or services other than professional services described above.

PROPOSAL FOR APPROVAL OF DESIGNATION OF AUDITORS

     The accounting firm of Grant Thornton LLP has been the Company’s independent certified public accountants and auditors since July 2002. The board of directors has chosen that firm to audit the accounts of the Company and its consolidated subsidiaries for the fiscal year ending September 30, 2005, subject to the ratification of the shareholders for which the affirmative vote of a majority of the Common Shares present and voting at the 2005 Annual Meeting (in person or by proxy) is required. Grant Thornton LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates other than as auditors. The board of directors recommends ratification of the selection of Grant Thornton LLP as independent auditors of the Company for the year ending September 30, 2005.

     Representatives of Grant Thornton LLP are expected to be present at the 2005 Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

     A shareholder who intends to present a proposal at the 2006 Annual Meeting, and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting, must deliver the proposal to the Company no later than August 19, 2005. Any shareholder proposal submitted other than for inclusion in the Company’s proxy materials for the 2006 Annual Meeting must be delivered to the Company no later than November 2, 2005 or such proposal will be considered untimely. If a shareholder proposal is received after November 2, 2005, the Company may vote, in its discretion as to the proposal, all of the Common Shares for which it has received proxies for the 2006 Annual Meeting.

OTHER MATTERS

     The management does not know of any other matters that will come before the meeting. In case any other matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     By order of the Board of Directors.

SIFCO Industries, Inc.

Carolyn J. Buller, Secretary
December 17, 2004

Exhibit A

SIFCO Industries, Inc
Audit Committee Charter
As Amended JULY 27, 2004

A. STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the Company, its stockholders, potential stockholders, the investment community, and others by reviewing the financial reports and related financial information provided by the Company to governmental agencies or the general public, the Company’s system of internal controls and the effectiveness of its control structure, the Company’s compliance with designated laws and regulations, and the Company’s accounting, internal and external auditing and financial reporting processes. The independent auditors will be ultimately accountable to this Committee and the full Board of Directors.

B. ORGANIZATION

The members of the Audit Committee shall be appointed by the Board of Directors and may be removed only by the Board of Directors. The Audit Committee will have a minimum of three members and shall meet at least four times per year on a quarterly basis. The Audit Committee may consult or retain its own outside legal, accounting or other advisors and shall determine the degree of independence from the Company required from said advisors. The Company will provide the funding for the independent auditors, any advisors retained by the Audit Committee and any other administrative expenses incurred by the Audit Committee in connection with the performance of its duties.

C. QUALIFICATIONS

The Audit Committee shall be composed entirely of independent directors, determined in accordance with the Company’s Corporate Governance Guidelines and with Rule 10A-3 of the Securities Exchange Act of 1934. The members of the Audit Committee, as determined by the Board of Directors, shall all be “financially literate,” and at least one member shall be “financially sophisticated,” in accordance with the requirements of the American Stock Exchange.

D. POWERS, DUTIES AND RESPONSIBILITIES

The Audit Committee will:

•	Appoint, subject to shareholder approval, compensate, oversee, evaluate and, if necessary, replace the independent auditors.

•	Discuss with the independent auditors the scope and thoroughness of their examinations, including discussion and resolution of any significant disagreements with management, and review and approve the costs associated therewith.

•	Review and discuss with the independent auditors and with management the quarterly financial statements (10-Q) prepared in accordance with accounting principles generally accepted in the U.S. prior to their submission to the SEC or release.

•	Review and discuss with the independent auditors and with management the audited annual financial statements prepared in accordance with accounting principles generally accepted in the U.S. prior to their SEC submission or release. Included in such discussion will be specific consideration of the quality of the company’s internal accounting and financial disclosure controls and procedures and accounting principles applied to its financial reporting, and the propriety and/or adequacy of any significant changes.

•	Review with the full Board of Directors the results of the independent auditors’ examination, as well as the Audit Committee’s evaluation thereof.

•	Review and discuss with management any financial information and earnings guidance provided to shareholders, analyst, and rating agencies.

•	Review and discuss with management practices with respect to risk assessment and risk management.

•	Ensure that the independent auditors state annually, in writing, any other relationships that they have with the Company; and determine if any such relationship might interfere with the auditors’ independence. Additionally, the Committee will obtain and review a report of the independent auditor describing its internal quality-control procedures or material issues, if any, raised by the most recent internal/peer quality-control review of the independent auditor and any steps or procedures taken to deal with any such issues.

•	Review and pre-approve any non-audit services the independent auditor may perform for the company.

•	Establish internal procedures within the Company for the (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (iii) review with counsel to the Company any issues of potential fraud or illegal conduct.

•	Review and oversee any related party transactions.

•	At least annually, review this charter and evaluate the Committee’s performance and function as well as the competence of the company’s financial management.

Exhibit B

SIFCO Industries, Inc.
Nominating and Governance Committee Charter
Adopted July 27, 2004

A. STATEMENT OF POLICY

The Nominating and Governance Committee shall provide assistance to the Board of Directors of the Company in fulfilling the Board’s responsibilities for director nominations and committee appointments, and developing a set of corporate governance principles applicable to the Company corporate governance.

B. ORGANIZATION

The members of the Nominating and Governance Committee shall be appointed by the Board of Directors and may be removed only by the Board. The Committee has the sole authority to retain and terminate any consulting or search firm to be used to assist in discharging their duties, including the sole authority to approve the advisor’s fees and other retention terms. Half of the members of the Committee shall be a quorum to transact business.

C. QUALIFICATIONS

The Committee shall be composed entirely of independent directors.

D. POWERS, DUTIES AND RESPONSIBILITIES

In discharging its responsibilities, the Committee shall:

•	Seek individuals qualified to become members of the Board consistent with criteria approved by the Board;

•	Recommend candidates for election by the Board to fill vacancies on the Board or on any committee of the Board;

•	Recommend to the Board director nominees for approval by stockholders at an annual meeting of stockholders or special meeting of stockholders;

•	Subject to the Amended and Restated By-Laws of the Company, recommend to the Board the number of directors that shall constitute the whole Board;

•	Recommend to the Board corporate governance principles for the Company;

•	Consider and advise the Board on other matters relating to the affairs or governance of the Board;

•	Annually review and update this charter for consideration by the Board;

•	Establish a procedure for the submission and review of shareholder nominations; and

•	Annually evaluate the performance and function of the Committee.

DETACH CARD
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SIFCO Industries, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JEFFREY P. GOTSCHALL and HUDSON D. SMITH, and each of them, the proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of the Shareholders of SIFCO Industries, Inc., to be held on January 25, 2005, and at any and all adjournments thereof, upon proposals to:

(1)	ELECT SIX (6) DIRECTORS. To elect the following persons for one-year terms expiring at the 2006 Annual Meeting:

Jeffrey P. Gotschall	Michael S. Lipscomb	P. Charles Miller, Jr.
Alayne L. Reitman	Hudson D. Smith	J. Douglas Whelan

☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY
(except as noted below)	To vote for all nominees

(INSTRUCTIONS: If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

(2)	RATIFY THE DESIGNATION OF GRANT THORNTON LLP as independent auditors of the Company.

☐    FOR                                    ☐    AGAINST                                    ☐    ABSTAIN

(3)	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

☐  GRANT AUTHORITY                    ☐  WITHHOLD AUTHORITY

(Continued on other side)

DETACH CARD
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(Proxy—continued from the other side)

Proxy No.	Shares

IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE PROPOSAL TO RATIFY THE DESIGNATION OF INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

Dated:

NOTE: The signature of this proxy should correspond with the name (or names), as shown hereon, in which your stock is registered. Where stock is registered jointly in the name of two or more persons, all should sign.